EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 002-90946 on Form N-1A of our reports dated as indicated on the attached Schedule A, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Mutual Funds Trust (the “Trust”), and the Portfolios listed on the attached Schedule A, appearing in the Annual Report on Form N-CSR of the Trust for the year ended December 31, 2019, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Other Service Providers” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 27, 2020

Schedule A

Eaton Vance Mutual Funds Trust

Report Date	Fund Name

February 21, 2020	Eaton Vance Tax-Managed Growth Fund 1.1
February 21, 2020	Eaton Vance Tax-Managed Growth Fund 1.2
February 21, 2020	Eaton Vance Stock Fund
February 24, 2020	Parametric Commodity Strategy Fund

Portfolios whose financial statements are included in one or more of the above Funds’ annual reports for the year ending December 31, 2019:

Report Date	Portfolio Name

February 21, 2020	Stock Portfolio
February 21, 2020	Tax-Managed Growth Portfolio